Exhibit 10.2

2013 AMENDMENT

TO THE

STOCK OPTION AGREEMENT

WHEREAS, Blue Acquisition Group, Inc. (the “Company”) has granted options to purchase common stock of the Company (“Options”) pursuant to that certain Stock Option Agreement (the “Option Agreement”) pursuant to the 2011 Stock Incentive Plan for Key Employees of Blue Acquisition Group, Inc. and its Affiliates, as such plan may be amended from time to time (the “Plan”), and all capitalized terms used but not otherwise defined herein shall have the meaning set forth in the Option Agreement; and

WHEREAS, Article 10 of the Plan authorizes the Committee (as such term is defined in the Plan) to amend the terms of outstanding Options, provided that, in the event such amendment may materially impair the rights of the holder of such Options (the “Optionee”), the Optionee’s consent is obtained; and

WHEREAS, the Committee has determined and acknowledged that the current Annual Performance Targets no longer provide appropriate incentives to the Optionee in light of market factors, and in recognition of the foregoing, the Company now desires to amend the Option Agreement to provide the Optionee with revised opportunities to become vested in the Performance Option; and

WHEREAS, the Company by resolution of the Committee has duly approved such amendment set forth below.

NOW, THEREFORE, the Option Agreement is hereby amended as follows:

1. Section 3.1(a)(ii)(A) of the Option Agreement is hereby amended by deleting such section and replacing it in its entirety with the following:

“(ii)	Performance Option.

(A)	If the Company achieves the applicable EBITDA targets as set forth for each of the Fiscal Years 2013 through 2016 in Schedule A attached hereto (each an “Annual Performance Target”), then fifty percent (50%) of the Performance Option (the “EBITDA Performance Option”) shall be eligible to become vested and exercisable with respect to 12.5% of the Shares subject to the Performance Option at the end of each Fiscal Year.”

2. Section 3.1(a)(ii)(B) of the Option Agreement is hereby deleted in its entirety.

3. Section 3.1(a)(ii)(C) of the Option Agreement is hereby amended by deleting such section and replacing it in its entirety with the following:

“(B) Additionally, upon the occurrence of any event or transaction (or series of events or transactions), including, without limitation, a Change in Control, wherein the Sponsors receive cash in respect of their direct or indirect interests in the Company (any such event, a “Realization Event”) that results in a Sponsor

MOIC (including a Sponsor MOIC that is implied by a Sponsor IRR, as applicable) that is greater than the Floor Vesting Target: (I) any portion of the EBITDA Performance Option that remains unvested as of such date, and (II) the remaining fifty percent (50%) of the Performance Option (the “Exit Return Performance Option”), shall in each case vest up to a percentage, using linear interpolation, that corresponds to the percentage by which the Sponsor MOIC (including a Sponsor MOIC that is implied by a Sponsor IRR, as applicable) achieved in such event or transaction (or series thereof) exceeds the Floor Vesting Target, relative to its position between the Floor Vesting Target and the Ceiling Vesting Target (the “Exit Vesting Percentage”); provided, that solely with respect to the EBITDA Performance Option, if the percentage of the EBITDA Performance Option that has already become vested pursuant to the vesting scenario in clause (A) ) above (or otherwise) is equal to (or in excess of) the Exit Vesting Percentage achieved, no additional percentage of the EBITDA Performance Option shall vest as a result of such event or transaction (or series thereof). For purposes of the foregoing calculation as it applies to the entire Performance Option, the percentage that may become vested will be 0% if the Sponsors achieve only the Floor Vesting Target, and cannot exceed 100% if the Sponsors exceed the Ceiling Vesting Target).”

4. Section 3.1(a)(iii) of the Option Agreement is hereby amended by replacing the reference to “20%” with “12.5%.”

5. Schedule A to the Option Agreement is hereby replaced in its entirety with the new Schedule A to the Option Agreement, as attached hereto. Notwithstanding the provisions of this new Schedule A, in no event shall any Annual Performance Target for any Fiscal Year be greater than the Annual Performance Target that was in effect for such year as set forth on such Schedule A as it existed prior to its amendment hereby.

6. The Option Agreement (along with Schedule A and Schedule B to the Option Agreement), as amended as provided above, shall continue in full force and effect in accordance with its terms.

7. This amendment is effective as of January 7, 2013.

IN WITNESS WHEREOF, this amendment is hereby executed on behalf of the Company.

BLUE ACQUISITION GROUP, INC.

By:
Name:
Title:

Acknowledged and agreed this      day of             , 2013.

[NAME]

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